UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands

(State or other jurisdiction

of incorporation)

001-34094	N/A
(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

At the 2012 Wells Fargo Pipeline, MLP and E&P Services and Utility Symposium on December 5, 2012, Paul Bragg, Chairman and Chief Executive Officer of Vantage Drilling Company (“Vantage”) made a presentation and disclosed the following information:

•

Vantage expects in the near future to enter into a drilling contract for the Tungsten Explorer with one of two interested parties for use either in the Gulf of Mexico or West Africa beginning in the second half of 2013 at a likely day rate of approximately $550,000 for three years.

•	Vantage intends to refinance during 2013 the remainder of its currently outstanding 11 1/2% Senior Secured First Lien Notes due 2015.

•

In its recently-filed lawsuit against Hsin-Chi Su, former director of Vantage and affiliate of F3 Capital (Vantage’s largest shareholder), Vantage seeks to recapture and retire the Vantage shares and debt held by F3 Capital.

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE DRILLING COMPANY
Date: December 6, 2012	By:	/s/ Douglas G. Smith
Douglas G. Smith
Chief Financial Officer